Exhibit 99.4

TheFirst BANCSHARES, INC.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 10:59 p.m., Central Time, on December 28, 2022.

Online
Go to **www.investorvote.com/FBMS** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FBMS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. MERGER AND SHARE ISSUANCE PROPOSAL – A proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 27, 2022, by and between The First Bancshares, Inc. and Heritage Southeast Bancorporation, Inc., which provides for the merger of Heritage Southeast Bancorporation, Inc. with and into The First Bancshares, Inc., with The First Bancshares, Inc. as the surviving corporation, and the transactions contemplated by the Agreement and Plan of Merger, including the issuance of shares of common stock of The First Bancshares, Inc. to shareholders of Heritage Southeast Bancorporation, Inc. in connection with the merger.	☐	☐	☐
2. ADJOURNMENT PROPOSAL – A proposal to adjourn the special meeting of The First Bancshares, Inc., if necessary or appropriate, to solicit additional proxies in favor of the Merger and Share Issuance Proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2022 Special Meeting Admission Ticket

2022 Special Meeting of The First Bancshares, Inc. Shareholders

December 29, 2022 at 3:00 p.m. Central Time
The First Bank
6480 US Hwy 98 West, Hattiesburg, MS 39402

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.investorvote.com/FBMS

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FBMS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The First Bancshares, Inc.

Notice of 2022 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 29, 2022

M. Ray (Hoppy) Cole, Jr., with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of The First Bancshares, Inc. to be held on December 29, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the undersigned shareholder on the reverse side of this proxy card. If no such directions are indicated, the proxy named above will have authority to vote FOR items 1 and 2.

In his discretion, the proxy named above is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.